NON-COMPETITION AGREEMENT


        THIS NON-COMPETITION AGREEMENT (the "Agreement") is made as of the 1st day of March, 1998 by and among REGENCY CENTERS, L.P., a Delaware limited partnership (the "Partnership"), REGENCY REALTY GROUP, INC., a Florida corporation (the "Third Party Management Company"), REGENCY REALTY CORPORATION, a Florida corporation ("Regency") and Lee S. Wielansky, an individual (the "Midland Principal"), under the following circumstances:

        A. Pursuant to the terms and conditions of that certain Contribution Agreement, dated as of January 12, 1998 (the "Contribution Agreement"), by and among Midland Development Group, Inc., a Missouri corporation ("Midland Development"), the Property Entities, the Midland Principals, the Midland Affiliates and Regency, the Contributors are contributing, as applicable, shopping center properties and other assets used in their real estate businesses, ownership interests in the Joint Ventures or the Third Party Management Assets to the Partnership or the applicable Transferee (collectively, the "Assets").

        B. The Midland Principal is an equity owner in certain Contributors as well as an executive officer of Midland Development and is receiving limited partnership interests in the Partnership and/or cash which such Contributors (i) are receiving in exchange for the Assets and (ii) are distributing to their equity owners.

        C. To induce Regency to enter into the Contribution Agreement and as a condition to closing the transfer of Assets and other transactions contemplated thereby, the Midland Principal has agreed to enter into this Agreement.

        D. Capitalized terms used and not otherwise defined herein shall have the meaning assigned thereto in the Contribution Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                             ARTICLE 1:  DEFINITIONS

        1.1 "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

        1.2 "Business" means the direct or indirect acquisition, ownership, operation, control or development of Grocery Properties.

        1.3 "Employee" means an individual who works at least an average of 35 hours per week as an employee, or who performs substantially the same functions as such an employee, whether as a direct or indirect owner, partner, director, officer, agent, consultant, independent contractor or otherwise.

        1.4 "Grocery Property" means a grocery-anchored shopping center or a free-standing grocery store located in the Territory.

        1.5 "Immediate Family" means a Person's spouse, parents, lineal ascendants or descendants and their spouses, and trusts for the benefit of any of the foregoing.

        1.6 "In Conjunction with Another Midland Principal" means with (i) any other Midland Principal or (ii) an entity in which the Midland Principal or any other Midland Principal or Principals or any of his or their Affiliates owns an equity interest, or (iii) any combination of the foregoing.

        1.7 "Indirectly" means through (i) an entity in which the Midland Principal or any of his Affiliates has any material direct or indirect equity interest or (ii) any member of the Midland Principal's Immediate Family or an entity in which any member of the Midland Principal's Immediate Family has any material direct or indirect equity interest if the applicable action is taken or equity interest is owned by such member for the purpose of circumventing the restrictions of this Agreement.

        1.8 "Midland Principals" means Lee S. Wielansky, Stephen M. Notestine, Joseph H. Apter, Rodney K. Jones, and Ned M. Brickman.

        1.9 "NonCompete Period" means a period of three years from the date of this Agreement.

        1.10 "Nonsolicitation Period" means a period of one year from the later of the date of this Agreement or the termination of the Midland Principal's status as an Employee of Regency, or any Affiliate of Regency, for any reason whatsoever, whether terminated voluntarily or involuntarily.

        1.11 "Person" means an individual or a corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, association or other form of business or legal entity.

        1.12 "Territory" means Colorado, Georgia, Illinois, Indiana, Kentucky, Michigan, Missouri, North Carolina, Ohio, Tennessee, Texas, Virginia and Wyoming and any other state in which the Midland Principal engages in the Business on behalf of Regency or any Affiliate of Regency.

        1.13 "Third Party Business" means acting as leasing agent for and/or managing Grocery Properties that are owned by third parties.

                      ARTICLE 2:  COVENANTS NOT TO COMPETE
                               AND NOT TO SOLICIT

        2.1 Protection of Business Interest. For purposes of this Article 2, 2.6, the parties hereto agree that:

             (a) The Midland Principal has substantial relationships with existing customers of the Property Entities and Joint Ventures, including the Kroger Co. and its Affiliates, and will continue to have such relationships with customers in the course of his employment with Regency or its Affiliates;

             (b) Such relationships with customers will constitute a legitimate business interest of Regency and/or its Affiliates and are a critical inducement to entering the Contribution Agreement; and

             (c) The restrictive covenants contained in this Article 2, 2.6 support such legitimate business interest, are reasonable in time and place, are not overly broad, are reasonably necessary to protect such interest, do not impose an unreasonable restraint on the Midland Principal and are supported by adequate consideration.

        2.2 Agreement to Not Compete. (a) At any time that the Midland Principal is an Employee of Regency or any Affiliate of Regency, the Midland Principal shall not directly or Indirectly engage in the Business or Third Party Business other than on behalf of Regency or any such Affiliate of Regency and (b) during the NonCompete Period, the Midland Principal shall not directly or Indirectly engage in the Business in the Territory In Conjunction With Another Midland Principal, other than in the course of their employment by Regency or any Affiliate of Regency on behalf of Regency or such Affiliate of Regency. Notwithstanding the foregoing, if the Midland Principal is not an Employee of Regency or any Affiliate of Regency at the time, the Midland Principal may engage during the NonCompete Period in the Business in the Territory with respect to supercenters of mass merchandisers (including but not limited to Walmart, K-Mart and Target supercenters) In Conjunction With Another Midland Principal who is not an Employee of Regency or any Affiliate of Regency at the time.

        2.3 Limitations. The obligations described in Section 2.2 shall not preclude the Midland Principal from (i) owning publicly-traded securities for investment purposes of any entity engaged in the Business or Third Party Business in the Territory, in an amount not exceeding five percent of the total number of outstanding securities of the same class, and (ii) owning, developing or operating any Excluded Property that is listed on
   Schedule 1.1.39 to the Contribution Agreement even though it constitutes a Grocery Property.

        2.4 No Solicitation. At any time that the Midland Principal is an Employee of Regency or any Affiliate of Regency and during the Nonsolicitation Period, the Midland Principal shall not directly or Indirectly, on behalf of himself or any person, entity, corporation, partnership, association, joint venture or other organization, hire, solicit, attempt to solicit, induce, attempt to induce or assist others in attempting to solicit (i) any employee of Regency, the Partnership, the Third Party Management Company and/or any of their respective Affiliates (collectively, the "Regency Entities") for the purpose of persuading such employee to leave as an employee of any Regency Entity or (ii) The Kroger Co. and any of its Affiliates for the purpose of persuading such client to leave as a client of any Regency Entity or terminate any joint venture, management, development or other contract with any Regency Entity, or
   (iii) any Third Party Business client for which any Regency Entities perform management and/or leasing services for more than one property, for the purpose of inducing such client to terminate such services.

        2.5 Remedies. The parties hereby declare and agree that any breach by the Midland Principal of this Article 2, 2.6 will cause Regency and/or the applicable Regency Entity irreparable injury and damage, and further agree that it would be difficult, if not impossible, to calculate the monetary damages that might accrue to Regency and/or the applicable Regency Entity as a result of such breach. Accordingly, the Midland Principal agrees that in the event of any breach or anticipated breach of the terms or provisions of this Article 2, 2.6 Regency and/or the applicable Regency Entity shall be entitled to injunctive or similar equitable relief to prevent a breach of this Article, and the Midland Principal waives the claim or defense that Regency and/or the applicable Regency Entity have an adequate remedy at law. Nothing herein shall be construed as prohibiting Regency and/or the applicable Regency Entity from pursuing any other remedies available for such breach, including the recovery of monetary damages to the extent calculable.

        2.6 Blue Pencil. If any court of competent jurisdiction shall hold that any restriction contained in this Article is unreasonable in duration or geographic scope, such restriction shall be reduced to the extent necessary in the opinion of such court to make it reasonable, the intention of the parties being that Regency and the Regency Entities be given the broadest protection allowed by law or equity with respect to such provision in connection with their acquisition of the Assets.


                            ARTICLE 3:  MISCELLANEOUS

        3.1 Headings. The headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

        3.2 Pronouns and Plurals. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

        3.3 Costs of Litigation. The parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever actually incurred by the prevailing party in connection with such action, including, without limitation, attorneys' fees (whether incurred before or at trial or on appeal) and prejudgment interest.

        3.4 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and, except as otherwise expressly provided shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

        3.5 Amendment and Modification. No amendment, modification or discharge of, or supplement to, this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modification, or discharge is sought.

        3.6 Notices. All notices, demands, requests, and other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified U.S. mail, return receipt requested and postage prepaid, or transmitted by facsimile, telegram, telecopy or telex, addressed as follows:

        (i)  If to the Partnership:             (ii) If to the Midland
                                                     Principal:

             c/o Regency Realty Corporation          Lee S. Wielansky
             121 W. Forsyth Street, Suite 200        13462 Maple Ridge Ct.
             Jacksonville, FL 32202                  Creve Coeur, MO  63141
             Attn:  Bruce M. Johnson                 Telephone:  314/469-3663
             Telephone: (904) 356-7000
             Facsimile: (904) 634-3428

   or to such other person or address as a party shall furnish to the other parties in writing.

        If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section 3.6.

        3.7 Waivers. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

        3.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        3.9 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claim or disputes relating thereto, shall be governed by and construed and enforced in accordance with the laws and judicial decisions of the State of Missouri, without regard to conflict of law principles and excluding the choice of law rules thereof.

        3.10 Jurisdiction. The parties agree that any action hereunder shall be taken in a state court of competent jurisdiction in St. Louis, Missouri. The parties agree that should any action in enforcement of this Agreement be undertaken in any federal court or in any other court outside of St. Louis, Missouri, this Agreement shall serve as the filing party's unconditional agreement to transfer said action, or dismiss it without prejudice for refiling, to a proper state court in St. Louis, Missouri.

        3.11 Assignment; Parties in Interest.

             3.11.1 No party hereto shall assign its rights and/or obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto; provided, that any of Regency, the Partnership, or the Third Party Management Company, without the consent of the Midland Principal, may assign its rights and/or obligations under this Agreement, in whole or in part, to any of their respective Affiliates.

             3.11.2 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective heirs, executors, administrators, successors, legal representatives and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

        3.12 Severability. Every provision of this Agreement is intended to be severable. If any provision or term of this Agreement, or the application of a provision or term to any person or circumstance, shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions and terms hereof, or the application of such provision of such provision or term to persons or circumstances other than those to which it is held invalid, illegal or enforceable, shall not be affected thereby, and there shall be deemed substituted for the provision or term at issue a valid, legal and enforceable provision as similar as possible to the provision or term at issue.

        3.13 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PROVISIONS OF THIS SECTION 3.13 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

        3.14 Entire Agreement. This Agreement, including the exhibits and other documents referred to herein or furnished pursuant hereto, constitutes the entire understanding and agreement among the parties hereto with respect to the transactions contemplated herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement on the date first written above.


          REGENCY CENTERS, L.P.              REGENCY REALTY GROUP, INC.


          By:  Regency Realty                By:  /s/ Bruce M. Johnson
               Corporation,                       Bruce M. Johnson
               Its General Partner                Executive Vice President


               /s/ Bruce M. Johnson
               Bruce M. Johnson
               Managing Director,
                Executive Vice
                President and CFO


          REGENCY REALTY CORPORATION


          By:  /s/ Bruce M. Johnson
               Bruce M. Johnson
               Managing Director,
                Executive Vice
                President and CFO



   MIDLAND PRINCIPAL


   By:  /s/ Lee S. Wielansky
        Lee S. Wielansky